EXHIBIT 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of SPARTA, Inc. (the Company) for the period ended July 3, 2005, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, David E. Schreiman, Chief Financial Officer of the Company, certify, in my capacity as an officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the report.
August 12, 2005
/s/ David E. Schreiman

David E. Schreiman
Chief Financial Officer